SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 19, 2010

 Zynex, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

9990 Park Meadows Dr., Lone Tree, CO	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

A copy of investor presentation slides to be used by Zynex, Inc. (the "Company") in investor  presentations (the “Presentation Materials”) is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Presentation Materials are also available on the Company's website at www.zynexmed.com.

Certain statements in the Presentation Materials are "forward-looking" and as such are subject to numerous risks and uncertainties. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain additional capital in order to grow our business, the need to obtain FDA clearance of new products, the acceptance of new products as well as existing products by, doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement from insurance companies for products sold or rented to our customers, acceptance of our products by health insurance providers, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the uncertain outcome of pending material litigation and other risks described in our 10-K Report for the year ended December 31, 2009

Item 8.01 - Other Events.

A copy of the Presentation Materials to be used in the anticipated investor presentations is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit accompanies this report:

Exhibit No.	Document

99.1	Zynex, Inc. Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.

Date: April 19, 2010	By:	/s/ Fritz Allison
Fritz Allison
Chief Financial Officer

Exhibit Index

Exhibit No.	Document

99.1	Zynex, Inc. Presentation Materials